CONTACT:	Robert E. Armour
Chief Financial Officer
Deerfield Capital Management
(773) 380-6490
www.deerfieldtriarc.com

For Immediate Release

DEERFIELD TRIARC CAPITAL CORP. ANNOUNCES THIRD QUARTER 2005 RESULTS

Chicago, IL November 14, 2005 -- Deerfield Triarc Capital Corp. (NYSE: DFR) (the “Company”) announced today the results of operations for its third quarter and nine months ended September 30, 2005.

HIGHLIGHTS:

•	Third quarter net income of $14.1 million, or $0.27 per diluted common share, an increase of $7.3 million over second quarter net income.

•	Third quarter estimated REIT taxable income, a non-GAAP financial measure, of $21.2 million, or $0.41 per diluted common share.

•	Announced quarterly distribution of $0.30 per share of common stock for the third quarter of 2005 to shareholders of record as of November 7, 2005 to be paid on November 21, 2005.

•	Successfully completed the Company’s initial public offering of 25 million shares of common stock at $16 per share, receiving net proceeds of $363.1 million.

•	Increase of 66.7% in securities portfolio to $7.5 billion as of quarter end compared to $4.5 billion as of June 30, 2005.

•	Raised capital of $50.0 million through a private placement of trust preferred securities by Deerfield Triarc Capital Trust I.

•

Increase of 22.7% in the bank loan portfolio to $357.9 million as of September 30, 2005, compared with $291.6 million in the second quarter. Of these amounts, $279.4 million and $241.7 million are loans held by Market Square CLO, Ltd. at September 30, 2005 and June 30, 2005, respectively.

Results of Operations

Net income for the quarter ended September 30, 2005, was $14.1 million or $0.27 per diluted common share, an increase of $7.3 million compared to net income for the quarter ended June 30, 2005 of $6.8 million or $0.25 per diluted common share. Net income for the nine-month period ended September 30, 2005 totaled $26.8 million or $0.76 per diluted common share. The Company was formed and commenced operations in December 2004, and accordingly there are no comparable prior period 2004 operating results.

Estimated REIT taxable income, a non-GAAP financial measure, for the three and nine-month periods ended September 30, 2005 totaled $21.2 million and $36.1 million, or $0.41 and $1.02 per diluted common share, respectively. See the attached schedule for a reconciliation of GAAP net income to estimated REIT taxable income.

The securities portfolio grew to $7.5 billion as of quarter end, an increase of 66.7% compared to $4.5 billion as of June 30, 2005, primarily attributable to the Company’s leveraged deployment of the IPO proceeds into targeted securities.

Gregory H. Sachs, Chairman and CEO of Deerfield Capital Management LLC, the Company’s external manager, said, “I am proud of our team’s performance, especially during a significant interest rate rising and curve-flattening environment. Our strategy is not simply a long-only mortgage strategy, but one involving a dynamically managed and hedged mortgage portfolio diversified with an alternative assets portfolio.”

Mortgage Securities Investment Portfolio

During the three month period ended September 30, 2005, the residential mortgage-backed securities investment portfolio (“RMBS”) increased by 72.5%, to $6.9 billion from $4.0 billion as of June 30, 2005.

Commenting on the mortgage portfolio, Jonathan W. Trutter, the Company’s CEO, said, “While the volatile interest rate environment proved challenging, we are pleased with the overall performance of our core mortgage portfolio. Our opportunistic security selection and strategy of limiting interest rate risk through active hedging dampened the volatility of the mortgage portfolio while at the same time allowing us to achieve attractive margins. Furthermore, the mortgage-backed portfolio’s focus on Agency and AAA rated non-agency RMBS substantially eliminates the Company’s exposure to consumer credit risk in the portfolio.”

As of September 30, 2005, the aggregate amortized cost of the RMBS exceeded the aggregate estimated fair value by $84.1 million. As of September 30, 2005, the aggregate net unamortized purchase premium related to the RMBS was $71.9 million, compared to $51.2 million as of June 30, 2005. The weighted average amortized cost, as a percentage of aggregate par value, was 101.4% as of September 30, 2005, compared to 101.3% as of June 30, 2005. Premium bonds tend to have shorter durations than discount or par bonds and their values are thus less sensitive to interest rate movement. The net portfolio duration, which is the difference between the duration of the RMBS and the duration of the repurchase agreements, adjusted for the effects of the Company’s swap portfolio, was approximately 0.4 years at September 30, 2005.

The mortgage-backed securities holdings consist of hybrid and fixed rate RMBS as of September 30, 2005 as follows (dollars in thousands):

					Weighted Average
									Constant
		Estimated	Percent of	Percent of		Months to	Yield to		Pre-payment	Latest	Duration
Security Description	Par Amount	Fair Value	RMBS	Investments	Coupon	Reset(2)	Maturity	Maturity	Rate	Maturity	in Years
Agency:
3-1 hybrid adjustable rate RMBS	$ 893,747	$ 920,166	13.40%	12.31%	4.41%	31	4.96%	11/29/34	31.51	08/01/35	1.74
5-1 hybrid adjustable rate RMBS	3,965,827	4,027,654	58.67%	53.89%	4.90%	55	5.09%	04/15/35	17.63	10/01/35	2.14
7-1 hybrid adjustable rate RMBS	181,015	181,713	2.65%	2.43%	4.96%	66	5.22%	03/18/35	8.68	08/01/35	2.48
10-1 hybrid adjustable rate RMBS	294,927	296,159	4.31%	3.96%	5.16%	117	5.25%	05/27/35	7.58	10/01/35	3.10
30 Year Fixed rate RMBS	110,682	110,622	1.61%	1.48%	5.36%	NA	5.46%	07/31/35	4.68	09/01/35	3.84

Non-Agency:
AAA-rated fixed rate RMBS	324,837	322,560	4.70%	4.32%	5.04%	NA	7.65%	07/09/22	1.49	09/25/35	3.30
AAA-rated hybrid adjustable rate RMBS	976,916	976,364	14.22%	13.06%	5.37%	NA	5.38%	12/19/28	16.96	09/25/35	1.69

Other:
Interest only Strips(1)	230,986	30,254	0.44%	0.40%

Total RMBS	$ 6,978,937	$ 6,865,492	100.00%	91.85%

(1) Interest Only Strips represent only the interest portion of a security. Therefore the par amount reflected should not be used as a comparison to Fair Value.
(2) Represents number of months before conversion to floating rate.

In order to mitigate a significant portion of the negative impact of an overall higher interest rate or flatter interest rate curve environment, the Company invested mostly in hybrid rate investments and employed various hedging techniques. Fixed rate securities totaled 6.8% of the RMBS portfolio as of September 30, 2005. The Company has fixed a portion of its borrowings used to fund mortgage security investments using interest rate swaps, which are accounted for as cash flow hedges under GAAP.

Alternative Investments Portfolio

In addition to the mortgage securities, the portfolio includes alternative investments across a variety of asset classes that represent attractive yield and diversification opportunities. Commenting on this segment of the portfolio, CEO

Trutter said, “We are pleased to have sourced several attractive alternative investments and continue to evaluate a large number of opportunities that will allow us to progress toward our long-term yield objectives for the non-mortgage segment of our portfolio. We believe the continuing ramp up of the alternative asset portfolio offers significant return potential, especially in the current investment environment, and we are currently targeting that ultimately 40% to 45% of our equity will be allocated to support our alternative investment portfolio.”

At September 30, 2005, the portfolio consisted of the following assets:

Available-for-sale securities (carried at fair value, changes in value in equity)

•	synthetic CDO debt tranche - $2.9 million

•	high-yield corporate bond - $3.0 million

•	corporate bonds - $9.2 million

•	common and preferred stock investments - $22.1 million

Trading securities (carried at fair value, changes in value in net income)

•	inverse interest-only strip securities, collateralized by a residential mortgage pool - $7.5 million

Bank loans

•	held for sale (carried at lower of cost or market) - $4.2 million

•	held for investment (carried at cost less estimated loan loss) - $74.3 million

Secured financing transactions

•

Market Square CLO Ltd - bank loans held for sale portfolio of $279.4 million at September 30, 2005 ($300 million targeted size) financed with bonds over 12 years at a weighted-average cost of LIBOR plus 0.49%

•	Pinetree CDO Ltd. – asset-backed securities portfolio of $204.6 million at September 30, 2005 ($300 million targeted size) financed with a warehouse facility in anticipation of a CDO transaction

Capital Market Activity and Liquidity

On June 28, 2005, the Company priced its initial public offering of 25,000,000 shares of common stock and shares began trading on June 29, 2005. The company sold 24,320,715 shares, and selling stockholders sold 679,285 shares at a price of $16.00 per share. The offering closed on July 5, 2005, with net proceeds after deducting the underwriting discount and offering expenses of $363.1 million.

A quarterly distribution of $0.35 per share of common stock for the second quarter of 2005 was paid on July 15, 2005 to shareholders of record on June 22, 2005.

As previously announced, the Company formed a trust that completed the issuance and sale in a private placement of $50.0 million of trust preferred securities, due to mature on October 23, 2035, and callable at par any time after October 10, 2010. The Company is required to make quarterly distributions of interest at a floating interest rate equal to the London Interbank Offered Rate plus 3.50% per annum. CEO Trutter said, “Since the Company commenced operations in December 2004 we have been ramping up our investment portfolio. The third quarter results continued to benefit from our increasing the net return on our capital. We expect to redeploy our current capital, including the $50 million from the issuance of the trust preferred securities, to the optimal mix of mortgage and alternative asset classes and get to our targeted leverage rates some time in the next year.”

Securitization Transactions

The Company anticipates pricing Pinetree CDO Ltd. (“Pinetree”), a $300.0 million CDO transaction providing financing for asset-backed securities investments, in the fourth quarter of 2005. The Company has accumulated $204.6 million of asset-backed securities for Pinetree as of September 30, 2005 pursuant to a warehouse financing arrangement.

About the Company

The Company is a specialty finance company formed in 2004 to invest in real estate-related securities and various other asset classes. The Company has elected and intends to continue to qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. The objective is to provide attractive returns to investors through a combination of dividends and capital appreciation, which the Company intends to achieve by opportunistically investing in financial assets and to construct an investment portfolio that is appropriately leveraged to seek to achieve attractive risk-adjusted returns.

The targeted asset classes and the principal investments the Company expects to make in each are as follows:

Asset Class	Principal Investments
Real Estate-Related Securities	Residential mortgage-backed securities, or RMBS
Commercial mortgage-backed securities, or CMBS

Other Asset-backed Securities, or ABS	Collateralized debt obligations, or CDOs Consumer ABS

Bank Loans and Related Derivatives	Senior Secured and Unsecured Loans Credit Default Swaps on Senior Secured Loans

Leveraged Finance Instruments	Corporate Mezzanine Loans
High Yield Corporate Bonds

Distressed and Stressed Debt Securities
Private Equity Investments

In addition, the Company may invest opportunistically in other types of investments within the core competencies its manager, Deerfield Capital, including investment grade corporate bonds and related derivatives, government bonds and related derivatives, and other fixed income related instruments.

* * Notes and Tables to Follow * *

NOTES TO PRESS RELEASE

The statements in this press release that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of Deerfield Triarc Capital Corp. (“Deerfield Triarc” or the “Company”) and statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements that address operating performance, events or developments that are expected or anticipated to occur in the future, including statements related to revenue growth, earnings per share growth or statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Reform Act. These forward-looking statements are based on our current expectations, speak only as of the date of this press release and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Such factors include, but are not limited to, general volatility of the securities markets in which we invest and the market price of our common stock; changes in our industry, interest rates, the debt securities markets or the general economy; increased prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; increased rates of default and/or decreased recovery rates on our investments; changes in governmental regulations, tax rates and similar matters; our expected financings and investments; availability of investment opportunities in real estate-related and other securities; the degree and nature of our competition; and other risks and uncertainties disclosed from time to time in the Company's filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referenced above. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this press release as a result of new information, future events or developments, except as required by federal securities laws. In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.

DEERFIELD TRIARC CAPITAL CORP.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and per share amounts)

	September 30,	December 31,
	2005	2004
ASSETS
Cash and cash equivalents	$ 63,303	$ 268,686
Due from broker	92,042	-
Restricted cash and cash equivalents	29,724	-
Available-for-sale securities, including $6,470,030 and $117,322 pledged—at fair value	7,107,210	444,958
Held to maturity securities—at amortized cost	-	100,125
Trading securities—at fair value	7,474	-
Other investments	1,550	-
Derivative assets	47,170	-
Bank lonas held for sale	283,562	-
Bank loans held for investment	74,293	-
Interest receivable	38,906	1,211
Other receivable	20,545	-
Prepaid and other assets	5,679	-

TOTAL ASSETS	$ 7,771,458	$ 814,980

LIABILITIES
Repurchase agreements, including $20,594 and $22 of accrued interest	$ 6,440,555	$ 317,810
Due to broker	268,784	117,689
Derivative liabilities	219	276
Interest payable	11,894	-
Long term debt issuance—Market Square CLO Ltd.	276,000	-
Long term debt issuance—trust preferred securities	51,550	-
Management fee payable	1,104	160
Offering costs payable	250	857
Other payables	490	176

TOTAL LIABILITIES	7,050,846	436,968

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001:
100,000,000 shares authorized; none issued and outstanding	-	-
Common stock, par value $0.001:
500,000,000 shares authorized; 51,659,701 and 27,326,986 shares issued and
outstanding (including 403,847 and 403,847 restricted shares)	51	27
Additional paid-in capital	748,166	385,205
Deferred equity compensation	(3,374)	(6,225)
Accumulated other comprehensive loss	(35,050)	(704)
Retained earnings (deficit)	10,819	(291)

TOTAL STOCKHOLDERS' EQUITY	720,612	378,012

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 7,771,458	$ 814,980

DEERFIELD TRIARC CAPITAL CORP.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share amounts)

	Three Months	Nine Months
	Ended	Ended
	September 30, 2005	September 30, 2005
REVENUES
Net interest income:
Interest income	$ 74,629	$ 139,172
Interest expense	55,750	100,447

Net interest income	18,879	38,725

EXPENSES
Management fee expense to related party	3,931	9,535
Professional services	314	551
Insurance expense	167	512
Other general and administrative expenses	735	1,268

Total expenses	5,147	11,866

OTHER INCOME AND GAIN (LOSS)
Valuation adjustment on bank loans	296	(337)
Dividend income	222	245
Gain (loss) on sale of available-for-sale securities	174	(829)
Gain (loss) on sale of bank loans	158	(95)
Gain on designated derivatives	-	1,660
Gain (loss) on undesignated derivatives	(444)	135
Net change in unrealized appreciation
on undesignated derivatives	1,856	601
Net change in unrealized depreciation
on trading securities	(1,913)	(1,411)

Net other income and gain (loss)	349	(31)

NET INCOME	$ 14,081	$ 26,828

NET INCOME PER SHARE—Basic	$ 0.27	$ 0.76

NET INCOME PER SHARE—Diluted	$ 0.27	$ 0.76

WEIGHTED-AVERAGE NUMBER OF SHARES
OUTSTANDING - Basic	51,255,854	35,213,888

WEIGHTED-AVERAGE NUMBER OF SHARES
OUTSTANDING - Diluted	51,405,806	35,315,932

Deerfield Triarc Capital Corp.

RECONCILATION OF GAAP NET INCOME TO ESTIMATED REIT TAXABLE INCOME (UNAUDITED)

	Three months ended	Nine months ended
	September 30, 2005	September 30, 2005
	(In thousands)
GAAP net income	$ 14,081	$ 26,828
Adjustments to GAAP net income:
Organization costs	23	26
Hedge ineffectiveness	(85)	(97)
Stock and options grant	677	2,922
Tax premium/discount amortization differences	(492)	(314)
Unrealized gain (loss)	(238)	1,147
Original issue discount on interest-only RMBS	7,318	7,318
Gain on terminated swaps, including amortization	44	(1,613)
Exclusion of Deerfield Triarc TRS Holdings net income	(125)	(125)
Net Adjustments to GAAP net income	7,122	9,264
Estimated REIT taxable income	$ 21,203	$ 36,092

Note that while the accretion of original issue discount on interest-only securities had a significant impact on estimated REIT taxable income for the quarter and year to date, the Company did not make distributions to the full extent of the resulting estimated taxable income. The tax accretion calculations on interest-only securities are dependent on tax factors provided by administrators of the underlying mortgage pools. These factors are influenced by prepayment activity and the net interest spread of the underlying mortgage pools, and as a result, recognition of tax OID accretion income is subject to change. The Company therefore believes that the OID contribution to estimated taxable income as of September 30, 2005 is not necessarily indicative of what taxable income will be for the three months or year ended December 31, 2005. The differences in the recognition of GAAP and taxable earnings on these securities are temporary in nature and will converge over the life or holding period of these instruments.

The Company believes that the presentation of estimated REIT taxable income is useful because it demonstrates to investors the minimum amount of distributions it must make in order to maintain qualification as a REIT and not be obligated to pay federal and state income taxes. However, beyond its intent to distribute to stockholders at least 90% of REIT taxable income on an annual basis in order to maintain REIT qualification, the Company does not expect that the amount of distributions it makes will necessarily correlate to REIT taxable income. Rather, the Company expects to determine the amount of distributions to make based on cash flow and what it believes to be an appropriate and competitive dividend yield relative to other specialty finance companies and mortgage REITs. REIT taxable income will not necessarily bear any close relation to cash flow. Accordingly, the Company does not consider REIT taxable income to be a reliable measure of liquidity although the related distribution requirement can impact liquidity and capital resources. Moreover, there are limitations associated with REIT taxable income as a measure of financial performance over any period. As a result, estimated REIT taxable income should not be considered as a substitute for GAAP net income as a measure of financial performance.